Exhibit 99.2

EXECUTION VERSION

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made this 17th day of November, 2009, by and among THE FINOVA GROUP INC. (“Finova”), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), acting not in its individual capacity but solely as trustee under that certain Indenture, dated as of August 21, 2001 (the “Indenture”) (in such capacity, the “Indenture Trustee”), and WILMINGTON TRUST COMPANY, acting not in its individual capacity but solely as trustee under that certain Collateral Trust Agreement, dated as of August 21, 2001 (the “Collateral Trust Agreement”) (in such capacity, “Collateral Trustee” and, hereunder, the “Escrow Agent”). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Collateral Trust Agreement or, if not defined therein, the Indenture.

WHEREAS, all Credit Agreement Obligations, subject to that certain Credit Agreement, dated as of August 21, 2001 between Berkadia LLC and Finova Capital Corporation (“FNV Capital”) (the “Credit Agreement”), have been paid in full;

WHEREAS, FNV Capital has issued promissory notes comprising the Intercompany Note (as defined in the Credit Agreement) to Finova and pledged the Intercompany Note Collateral to the Collateral Trustee as security for its Intercompany Note Obligations under the Intercompany Note;

WHEREAS, due to Finova’s payment default under the Indenture, an Actionable Default has occurred and is continuing with regard to the Collateral Trust Agreement;

WHEREAS, this Agreement constitutes a Notice of Actionable Default received by the Collateral Trustee from the Indenture Trustee specifying that an Actionable Default has occurred and is continuing to occur;

WHEREAS, the Indenture Trustee hereby directs the Collateral Trustee to exercise its rights and remedies provided in the Collateral Trust Agreement and in any other Collateral Document or under the Uniform Commercial Code or other applicable law with respect to the Intercompany Note Collateral in the manner specified herein; and

WHEREAS, pursuant to that certain Pledge and Security Agreement, dated as of August 21, 2001, by and among Finova Capital Corporation and Wilmington Trust Company, as Collateral Trustee (the “Pledge Agreement”), the Collateral Trustee may exercise all of its rights and remedies with respect to the Intercompany Note Borrower Obligations (as defined in the Pledge Agreement), including, but not limited to, collecting, receiving, appropriating and realizing upon the Collateral.

NOW, THEREFORE, in consideration of the premises, and further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:

I.	Receipt of Escrow Funds.

(a) Finova agrees that all amounts held in the accounts specified in the Pledge Agreement, including, but not limited to, several Deposit Accounts and several Securities Accounts (as those terms are defined in the Pledge Agreement), shall be delivered to the Escrow Agent; provided that the Indenture Trustee and the Collateral Trustee agree that Finova may retain in a Deposit Account an amount no greater than $2,000,000 (the “Holdback Amount”) to be used in connection with Finova’s wind-up activities, and upon completion thereof, any unused portion of the Holdback Amount shall be paid by Finova to the Indenture Trustee for future distribution pursuant to the Indenture. Finova will supply the Indenture Trustee a statement of each disbursement of any portion of the Holdback Amount with the amount of the disbursement, payee and purpose every quarter and upon completion of the wind-up activities.

(b) Upon receipt of the funds specified in subpart (a) above, the Escrow Agent shall take possession of $139,028,077.87 (the “Escrow Funds”).

(c) The Escrow Agent will hold the Escrow Funds in an account (the “Escrow Account”), together with all investments thereof and all interest accumulated thereon and proceeds therefrom (if any), in escrow upon the terms and conditions set forth in this Agreement and shall not disburse funds from the Escrow Account except as provided herein. The Escrow Account shall constitute a subaccount of the Collateral Account established under the Collateral Trust Agreement.

(d) Escrow Agent shall invest funds from time to time held in the Escrow Account (including the subaccounts thereof) pursuant to written directions of Indenture Trustee, and in the absence of such directions, in the U.S. Government Portfolio (Service Class shares) of the Wilmington family of mutual funds or any other mutual funds for which the Escrow Agent or any affiliate of the Escrow Agent may serve as investment advisor or other service provider. Indenture Trustee and Finova acknowledge that shares in this mutual fund are not obligations of Wilmington Trust Company or Wilmington Trust Corporation, are not deposits and are not insured by the FDIC. Escrow Agent or its affiliate may be compensated by the mutual fund for services rendered in its capacity as investment advisor, or other service provider, such as provider of shareholder servicing and distribution services, and such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Escrow Agent hereunder.

II.	Disbursement of Escrow Account.

(a) On the Business Day after receipt of the Escrow Funds, the Escrow Agent shall disburse $56,950,000.00 of the Escrow Funds (the “Initial Transfer”) to the Indenture Trustee for application by the Indenture Trustee pursuant to the Indenture by wire transfer in immediately available funds to The Bank of New York Mellon, ABA# 021000018, GLA# 111-565, and for further credit to TAS# 308335 Risk Mgmt, Reference: Finova Group Inc. Interim Distribution.

(b) On the Business Day after receipt of the Escrow Funds, the Escrow Agent shall deposit $850,000.00 of the Escrow Funds (the “Contingency Amount”) to a subaccount of the Escrow Account (such subaccount, the “Contingency Account”).

(c) On the Business Day after receipt of the Escrow Funds, the Escrow Agent shall deposit $81,228,077.87 of the Escrow Funds (the “Litigation Amount”) to a subaccount of the Escrow Account (such subaccount, the “Litigation Account”).

(d) After the Initial Transfer, the Escrow Agent will disburse the remainder of the Escrow Funds contained in the Litigation Account in accordance with the instructions contained in an escrow release instruction (“Escrow Release Instruction”) in the form of Exhibit A or pursuant to a final order of a court of competent jurisdiction addressed to the Escrow Agent directing the Escrow Agent to disburse the remainder of the Escrow Funds contained in the Litigation Account.

(e) On the Business Day after all funds have been disbursed from the Litigation Account, the Escrow Agent shall automatically disburse all of the funds from the Contingency Account to the Indenture Trustee, subject to its rights under Section III to retain amounts in respect of any future costs and expenses; provided that, the Escrow Agent shall disburse such funds no later than the 180th day after the final disbursement of the Litigation Account if on such 180th day it is not on notice of any claim that could reasonably give rise to a claim by the Escrow Agent under Section III (f) hereof.

(f) Notwithstanding anything contained herein to the contrary, in the event funds transfer instructions are given, whether in writing, by facsimile or otherwise, Escrow Agent is authorized (but not required) to seek confirmation of such instructions by telephone call-back, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons designated in the instructions. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable. Escrow Agent may disburse the Escrow Account pursuant to this Section II, either by wire transfer or certified or bank check, at the sole discretion of the Escrow Agent. It is understood, however, that the Escrow Agent may disburse any funds in the Escrow Account without any separate instructions, if such disbursements are in accordance with the terms of this Agreement.

III.	Authority of Escrow Agent and Limitation of Liability.

(a) In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

(b) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

(c) Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

(d) Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

(e) Escrow Agent shall be entitled to compensation for its services hereunder, in amounts to be determined from time to time by the application of the current rates than charged by Escrow Agent for accounts of similar size and character, with a minimum rate of $50,000 per annum (in arrears), it being expressly agreed that Escrow Agent may withdraw such amount from the Contingency Account. In the event Escrow Agent renders any extraordinary services in connection with the escrow account at the request of the parties, Escrow Agent shall be entitled to additional compensation therefor. Escrow Agent shall have a first lien against the Escrow Account, but only to the extent of the amounts contained in the Contingency Account, to secure its rights to compensation payments hereunder. In addition to the foregoing, on the date of the Initial Transfer, Escrow Agent shall be entitled to a $50,000 fee for establishing the accounts and accepting the duties of the Escrow Agent hereunder. The terms of this paragraph shall survive termination of this Agreement.

(f) Escrow Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), shall be indemnified and held harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney’s fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall have a first lien against the Escrow Account, but only to the extent of the amounts contained in the Contingency Account, to secure its rights to indemnification payments hereunder. The terms of this paragraph shall survive termination of this Agreement.

(g) In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of Escrow Agent.

(h) If and when the Collateral Trustee is replaced pursuant to Section 6.7 of the Collateral Trust Agreement, the successor Collateral Trustee will automatically be substituted as Escrow Agent under this Agreement.

IV.	Notices.

Except as otherwise provided herein, any notice, instruction or instrument to be delivered hereunder shall be in writing and shall be effective upon receipt at the addresses set forth on the signature page hereof or at such other address specified in writing by the addressee, or if to the Escrow Agent, upon receipt via facsimile, at the number set forth on the signature page hereof, or at such other number specified by Escrow Agent.

V.	Amendment.

This Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the Indenture Trustee and the Escrow Agent; provided that, if such an amendment, modification, supplement, or other alteration has a material adverse effect on Finova, it shall also be signed by Finova. Finova shall be provided with notice of all proposed amendments, regardless of whether Finova would be required to sign any such amendment.

VI.	Termination.

This Agreement, and the Collateral Trust Agreement, will terminate upon the disbursement of all funds in the Escrow Account, as provided above, by the Escrow Agent.

VII.	Tax Reporting.

For Federal and State Income Tax purposes the Escrow Account is to be treated as a disputed ownership fund and governed by the Qualified Settlement Fund rules of Section 468B of the Internal Revenue Code of 1986, as amended (the “Code”). In accordance with such Code section, the Escrow Agent shall annually prepare or cause to be prepared IRS Form 1120SF. All interest and other income earned from the investment of amounts in the Escrow Account in any tax year shall be reported on the Federal and other applicable tax returns of the Escrow Account. The Indenture Trustee and the Escrow Agent shall cause the Escrow Account to comply with the applicable provisions of the Code and the United States Treasury regulations (“Treasury Regulations”) in the manner necessary to effect the intention of the parties as set forth above and that the Escrow Account be accorded such treatment until its termination; the Indenture Trustee and the Escrow Agent shall take or refrain from taking any action required by the Code or Treasury Regulations in order to maintain such status of the Escrow Account, unless the Escrow Agent is specifically instructed otherwise by the Indenture Trustee in a written instruction to the Escrow Agent. Furthermore, Finova shall not take any action inconsistent with the foregoing.

VIII.	Governing Law.

THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO THE PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS, WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS.

IX.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed by their respective authorized signatories as of the day and year first above written.

THE FINOVA GROUP INC.	WILMINGTON TRUST COMPANY, as Escrow Agent

By:	By:
Title:	Title:

Address:	Address:
8320 N. Hayden Road, Suite C112 Scottsdale, Arizona 85258	1100 North Market Street Wilmington, Delaware 19890

Attention: President Fax No.: (480) 624-4989 Tel. No.: (480) 624-4988 Email: rross@finova.com	Attention: Adam Scozzafava Fax No.: (302) 636-4149 Tel. No.: (302) 636-6694 Email: ascozzafava@wilmingtontrust.com

After November 30, 2009:

Address:

20235 N. Cave Creek Road, Suite 104, Box 601,

Phoenix, Arizona 85024

With A Copy To:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Andrea A. Bernstein

Fax No.: 212-310-8007

Tel. No.: 212-310-8000

Email: andrea.bernstein@weil.com

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By:
Title:

Address:
6525 West Campus Oval Rd., Suite 200 New Albany, Ohio 43054

Attention: Donna Parisi Fax No.: (614) 775-5636 Tel. No.: (614) 775-5279

EXHIBIT A

Form of Escrow Release Instruction

[INDENTURE TRUSTEE’S LETTERHEAD]

[            ], 2009

VIA FEDERAL EXPRESS

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: [                    ]

Re: Escrow Agreement, dated as of November 17, 2009, by and among The Finova Group Inc. (“Finova”), The Bank of New York Mellon, acting in its capacity as Indenture Trustee in that certain Indenture, dated August 21, 2001 (the “Indenture Trustee”) and Wilmington Trust Company, acting in its capacity as Collateral Trustee in that certain Collateral Trust Agreement, dated as of August 21, 2001 (the “Collateral Trustee”) (the “Escrow Agreement”).

To Whom It May Concern:

Please be advised that, as evidenced by the enclosed letter from counsel, the time for appeal of the June 26, 2007 Order Granting Debtors’ Motion Requesting Clarification Of Confirmed Chapter 11 Plan entered by the United States Bankruptcy Court For The District Of Delaware has now expired and such order is a final, nonappealable order. Accordingly, you are hereby authorized and directed to release the Litigation Amount to us, to the account detailed below, for further application by us pursuant to the Indenture.

[Insert Bank of New York Mellon Wire Transfer Information]

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Escrow Agreement.

Please feel free to contact me if you have any questions. Thank you.

Sincerely,

BANK OF NEW YORK MELLON, as Indenture Trustee

By:
Name:
Title:

cc:	The Finova Group Inc.
20235 N. Cave Creek Road, Suite 104, Box 601
Phoenix, Arizona 85024